Exhibit 1.2
Pricing Agreement
November 4, 2005
To: the Persons Listed on Schedule III
Ladies and Gentlemen:
     SLM Funding LLC, a Delaware limited liability company (the “Company”), and SLM Education Credit Finance Corporation, a Delaware corporation (“SLM ECFC”), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 4, 2005 (the “Underwriting Agreement”), between the Company, SLM ECFC and SLM Corporation, on the one hand, and Deutsche Bank Securities Inc. and Credit Suisse First Boston LLC, as Representatives of the several underwriters named in Schedule I(a) hereto with respect to the Designated Securities (as defined below) in Schedules I(a) and I(b) hereto, as applicable, Credit Suisse First Boston (Europe) Limited, Deutsche Bank AG, London Branch, Banc of America Securities Limited, Barclays Bank PLC, DEPFA BANK plc, Fortis Bank nv-sa and Merrill Lynch International, each as its own Representative with respect to the Designated Securities in Schedule I(b) hereto, on the other hand, that the Company, (i) having caused the formation of the trust (the “Trust”) pursuant to a trust agreement, dated as of October 25, 2005 (the “Initial Trust Agreement”), between the Company and Chase Bank USA, National Association, as eligible lender trustee (the “Eligible Lender Trustee”), will cause the Initial Trust Agreement to be amended and restated by an Amended and Restated Trust Agreement, dated as of the Time of Delivery, among the Company, the Eligible Lender Trustee and the Indenture Trustee (defined below) and (ii) will issue and sell to the Underwriters named in Schedules I(a) and I(b) hereto (the “Underwriters”) the Student Loan-Backed Notes (the “Notes”) specified in Schedules I and II hereto (the “Designated Securities”). The Notes will be issued and secured pursuant to the Indenture, dated as of November 1, 2005 (the “Indenture”), among the Trust, the Eligible Lender Trustee and Deutsche Bank Trust Company Americas, as trustee (the “Indenture Trustee”).
     Except as modified pursuant to Schedule II hereto, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.
     The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.
     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form to be delivered to you is proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in Schedule II.
     During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including the Time of Delivery, the Company agrees, and SLM ECFC agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell or contract to sell, or otherwise dispose of, securities substantially similar to the Designated Securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, Student Loans, without the prior written consent of the Representatives.
     Each Underwriter represents and agrees that (a) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
     If the foregoing is in accordance with your understanding, please sign and return to us nine counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company, SLM ECFC and SLM Corporation. It is understood that your acceptance of this letter is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, SLM ECFC and SLM Corporation for examination upon request, but without warranty on the part of the Underwriters as to the authority of the signers thereof.

Very truly yours,

SLM Funding LLC

By:	/S/ MARK L. HELEEN
	Name:	Mark L. Heleen
	Title:	Vice President

SLM Education Credit Finance Corporation

By:	/S/ MARK L.HELEEN
	Name:	Mark L. Heleen
	Title:	Vice President

Accepted and agreed with respect to Sections 8, 10, 12 and 13 of the Underwriting Agreement:

SLM Corporation

By:	/S/ J. LANCE FRANKE
	Name:	J. Lance Franke
	Title:	Senior Vice President

Accepted as of the date hereof:

Credit Suisse First Boston LLC

By:	/S/ JONATHAN CLARK
	Name:	Jonathan Clark
	Title:	Managing Director

Deutsche Bank Securities Inc.

By:	/S/ PAUL VAMBUTAS
	Name:	Paul Vambutas
	Title:	Director

By:	/S/ TIMOTHY O’TOOLE
	Name:	Timothy O’Toole
	Title:	Vice President

As Representatives of the several Underwriters named in Schedule I(a) hereto

Credit Suisse First Boston (Europe) Limited

By:	/S/ CINZIA BASILE
	Name:	Cinzia Basile
	Title:	Vice President

Deutsche Bank AG, London Branch

By:	/S/ CHRISTOPHER D. DAVIS
	Name:	Christopher D. Davis
	Title:	Managing Director

By:	/S/ JEFF STOLZ
	Name:	Jeff Stolz
	Title:	Managing Director

Each as its own Representative as Euro Joint Lead Manager

Banc of America Securities Limited

By:	/S/ STEPHEN SKERRETT
	Name:	Stephen Skerrett
	Title:	Managing Director

Barclays Bank PLC

By:	/S/ LOUISE E. KELLY
	Name:	Louise E. Kelly
	Title:	Authorized Signatory

DEPFA BANK plc

By:	/S/ MARLANA RAPPA		By:	/S/ NICHOLAS PHEIFER
	Name:	Marlana Rappa		Name:	Nicholas Pheifer
	Title:	Associate Director		Title:	Managing Director

Fortis Bank nv-sa

By:	/S/ RAIF BAUER		By:	/S/ ROBERT BILLET
	Name:	Raif Bauer		Name:	Robert Billet
	Title:	Managing Director		Title:	Associate Legal Risk

Merrill Lynch International

By:	/S/ ASHLEY KIBBLEWHITE
	Name:	Ashley Kibblewhite
	Title:	Authorized Signatory

Each as its own Representative as Euro Co-Manager

SCHEDULE I(a)
Amount of Designated Securities to be Purchased

Underwriter	Class A-1	Class A-2	Class A-3
Deutsche Bank Securities Inc.	$46,600,000	$89,200,000	$48,000,000
Credit Suisse First Boston LLC	46,600,000	89,200,000	48,000,000
Banc of America Securities LLC	46,600,000	89,200,000	48,000,000
Barclays Capital Inc.	46,600,000	89,200,000	48,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated.	46,600,000	89,200,000	48,000,000
Total	$233,000,000	$446,000,000	$240,000,000

Underwriter	Class A-4	Class A-5	Class B
Deutsche Bank Securities Inc.	$112,600,000	$55,793,000	$18,676,000
Credit Suisse First Boston LLC	112,600,000	55,793,000	18,677,000
Banc of America Securities LLC	112,600,000	55,792,000	18,676,000
Barclays Capital Inc.	112,600,000	55,792,000	18,676,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated.	112,600,000	55,792,000	18,676,000
Total	$563,000,000	$278,962,000	$93,381,000

SCHEDULE II-1

SCHEDULE I(b)
Amount of Designated Securities to be Purchased

Underwriter	Class A-6	Class A-7A	Class A-7B
Credit Suisse First Boston LLC	€0	€0	$76,000,000
Deutsche Bank Securities Inc.	0	0	76,000,000
Banc of America Securities LLC	0	0	57,000,000
Barclays Capital Inc.	0	0	57,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated.	0	0	57,000,000
Euro Lead Managers
Credit Suisse First Boston (Europe) Limited	47,000,000	100,000,000	0
Deutsche Bank AG, London Branch	47,000,000	100,000,000	0
Euro Co-Managers
Banc of America Securities Limited	28,200,000	60,000,000	0
Barclays Bank PLC	28,200,000	60,000,000	0
DEPFA BANK plc	28,200,000	60,000,000	57,000,000
Fortis Bank nv-sa	28,200,000	60,000,000	0
Merrill Lynch International	28,200,000	60,000,000	0
Total	€235,000,000	€500,000,000	$380,000,000

SCHEDULE II-2

SCHEDULE II
Title of each Class of Designated Securities:
Floating Rate Class A-1 Student Loan-Backed Notes
          (for purposes of this Schedule II, “Class A-1”)
Floating Rate Class A-2 Student Loan-Backed Notes
          (for purposes of this Schedule II, “Class A-2”)
Floating Rate Class A-3 Student Loan-Backed Notes
          (for purposes of this Schedule II, “Class A-3”)
Floating Rate Class A-4 Student Loan-Backed Notes
          (for purposes of this Schedule II, “Class A-4”)
Floating Rate Class A-5 Student Loan-Backed Notes
          (for purposes of this Schedule II, “Class A-5”)
Reset Rate Class A-6 Student Loan-Backed Notes
          (for purposes of this Schedule II, “Class A-6”)
Reset Rate Class A-7A Student Loan-Backed Notes
          (for purposes of this Schedule II, “Class A-7A”)
Floating Rate Class A-7B Student Loan-Backed Notes
          (for purposes of this Schedule II, “Class A-7B”)
Floating Rate Class B Student Loan-Backed Notes
          (for purposes of this Schedule II, “Class B”)
Aggregate principal amount of each Class:
Class A-1:    $233,000,000
Class A-2:    $446,000,000
Class A-3:    $240,000,000
Class A-4:    $563,000,000
Class A-5:    $278,962,000
Class A-6:    €235,000,000
Class A-7A: €500,000,000
Class A-7B:  $380,000,000
Class B:         $93,381,000
Price to Public of each Class:
Class A-1:     100.00%
Class A-2:     100.00%
Class A-3:     100.00%
Class A-4:     100.00%
Class A-5      100.00%
Class A-6:     100.00%
Class A-7A: 100.00%
Class A-7B   100.00%
Class B:         100.00%
SCHEDULE II-3

Purchase Price by Underwriters of each Class:
Class A-1:     99.875%
Class A-2:     99.825%
Class A-3:     99.810%
Class A-4:     99.795%
Class A-5:     99.770%
Class A-6:     99.795%
Class A-7A:  99.760%
Class A-7B:  99.710%
Class B:        99.700%
Specified funds for payment of purchase price: Immediately Available Funds
Indenture: Indenture, dated as of November 1, 2005, among Deutsche Bank Trust Company Americas, as Indenture Trustee, the SLM Student Loan Trust 2005-9, and Chase Bank USA, National Association, as Eligible Lender Trustee.
Maturity:
Class A-1: January 2013 Distribution Date
Class A-2: April 2017 Distribution Date
Class A-3: January 2019 Distribution Date
Class A-4: January 2023 Distribution Date
Class A-5: January 2025 Distribution Date
Class A-6: October 2026 Distribution Date
Class A-7A: January 2041 Distribution Date
Class A-7B: January 2041 Distribution Date
Class B: January 2041 Distribution Date
Interest Rate:
Class A-1: interpolated 2/3-month LIBOR * minus 0.03%
Class A-2: interpolated 2/3-month LIBOR * plus 0.00%
Class A-3: interpolated 2/3-month LIBOR * plus 0.05%
Class A-4: interpolated 2/3-month LIBOR * plus 0.10%
Class A-5: interpolated 2/3-month LIBOR * plus 0.12%
Class A-6: interpolated 2/3-month EURIBOR * plus 0.07%
Class A-7A: interpolated 2/3-month EURIBOR * plus 0.10%
Class A-7B: interpolated 2/3-month LIBOR * plus 0.16%
Class B: interpolated 2/3-month LIBOR * plus 0.30%

*	As to initial Accrual Period; thereafter, Three-month LIBOR or EURIBOR, as applicable.
SCHEDULE II-4

Form of Designated Securities:	Book-Entry (DTC, Clearstream, Luxembourg and/or Euroclear)

Time of Delivery:	November 15, 2005
Closing location for delivery of Designated Securities:
Sallie Mae
12061 Bluemont Way
Reston, VA 20190
Names and addresses of Representatives:
Credit Suisse First Boston LLC
11 Madison Avenue, 5th Floor
New York, New York 10010
Facsimile: (212) 325-9808
Attention: Jonathan Clark
Deutsche Bank Securities Inc.
60 Wall Street, 19th Floor
New York, New York 10005
Attention: Paul Vambutas
Banc of America Securities Limited
5 Canada Square
London E14 5AQ
Attention: ABS Syndicate Desk
Barclays Bank PLC
1 Churchill Place
London E14 5HP
Attention: Syndicate Desk
Credit Suisse First Boston (Europe) Limited
One Cabot Square
London E14 4QJ
United Kingdom
Facsimile: 011-44-20-7890-2310
Attention: Syndicate Desk
DEPFA BANK plc
1 Commons Street
Dublin 1
Facsimile: 353 1 792 2210
Attention: Nick Pheifer
SCHEDULE II-5

Deutsche Bank AG, London Branch
Winchester House
1, Great Winchester Street
London EC2N 2DB
Attention: Toni McDermott, Christopher Davis
email: toni.mcdermott@db.com, christopher.davis@db.com
Fortis Bank nv-sa
Warandeberg 3
B-1000 Brussels
Facsimile : 32 2 565 88 11
Attention: Documentation Securities
E-mail: docsecurities.mbc@fortisbank.com
Merrill Lynch International
Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ
Facsimile: 011-44-20-7995-3032
Attention: Ashley Kibblewhite
Modifications to Underwriting Agreement (solely for purposes of this Pricing Agreement):
     1. The following sentence is hereby added to the end of the second paragraph of the Underwriting Agreement:
     In addition, the Trust also will enter into an initial currency swap agreement for the Class A-6 Notes (the “Class A-6 Swap Agreement”) with Credit Suisse First Boston International and an initial currency swap agreement for the Class A-7A Notes with Deutsche Bank AG, New York Branch (the “Class A-7A Swap Agreement” and, together with the Class A-6 Swap Agreement, the “Swap Agreements”).
     2. The following paragraph is hereby added to Section 7 of the Underwriting Agreement:
     (n) The Swap Agreements shall have been entered into by the Trust and the Swap Counterparties, and the Underwriters shall have received a copy, addressed to them or on which they are otherwise entitled to rely, of each opinion of counsel required to be delivered thereunder to them at or before the Time of Delivery, and a copy of each certificate required to be delivered thereunder to them at or before the Time of Delivery.
SCHEDULE II-6

SCHEDULE III
Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010-3629
Deutsche Bank Securities Inc.
60 Wall Street, 19th Floor
New York, New York 10005
as Representatives of the several Underwriters named in Schedule I(a) hereto
Credit Suisse First Boston (Europe) Limited
One Cabot Square
London E14 4QJ
Deutsche Bank AG, London Branch
Winchester House
1, Great Winchester Street
London EC2N 2DB
each on behalf of itself as Euro Joint Lead Manager
Banc of America Securities Limited
5 Canada Square
London E14 5AQ
Barclays Bank PLC
1 Churchill Place
London E14 5HP
DEPFA BANK plc
1 Commons Street
Dublin 1
Fortis Bank nv-sa
Warandeberg 3
B-1000 Brussels
Merrill Lynch International
Merrill Lynch Financial Centre -2 King Edward Street
London EC1A 1HQ
each on behalf of itself as Euro Co-Manager
SCHEDULE II-7